As filed with the Securities and Exchange Commission on September 12, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NETLIST, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4812784
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

175 Technology Drive, Suite 150

Irvine, California 92618

(949) 435-0025

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gail M. Sasaki

Vice President, Chief Financial Officer and Secretary

175 Technology Drive, Suite 150

Irvine, California 92618

(949) 435-0025

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Scott Stanton, Esq.

Jacqulyn Lewis, Esq.

Mintz, Levin, Cohn, Ferris,

Glovsky and Popeo, P.C.

3580 Carmel Mountain Road, Suite 300

San Diego, CA 92130

Tel: (858) 314-1500

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Proposed maximum offering price per unit(2)	Amount of registration fee
Common Stock, $0.001 par value	(3)
Common Stock Warrants	(3)
Common Stock, $0.001 par value, issuable upon exercise of Warrants	(3)
Total	$2,881,085	$358.70

(1)          Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, the proposed maximum offering price of the remaining securities eligible to be sold under the Prior Registration Statement is carried forward to this Registration Statement and an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% thereof, or $2,881,085, is registered hereby.

(2)          Estimated solely for purposes of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(3)          Includes securities which the purchasers have the right to purchase from the registrant.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement on Form S-3 relates to the registered direct offering (the “Offering”) of common stock and common stock warrants of Netlist, Inc. (the “Company”) contemplated by the registration statement on Form S-3 (File No. 333-199446), as amended, filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), which was declared effective by the Commission on September 2, 2016 (the “Prior Registration Statement”). This registration statement is filed pursuant to Rule 462(b) promulgated under the Securities Act, solely to increase the total value of securities to be offered in the Offering by $2,881,085.00. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The contents of the Prior Registration Statement, including all exhibits thereto, are hereby incorporated by reference herein.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

The Registrant hereby certifies that it (i) has instructed its bank to transmit to the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business on September 12, 2018), (ii) will not revoke such instructions, (iii) has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than September 12, 2018.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1	Consent of KMJ Corbin & Company LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

24.1*	Power of Attorney.

*                 Included on the signature page to the Registrant’s registration statement on Form S-3 (File No. 333-199446), as amended, filed with the Securities and Exchange Commission on September 2, 2016 and incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in in the city of Irvine, California, on the 12th day of September, 2018.

Netlist, INC.

/s/ Chun K. Hong
Chun K. Hong
President, Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Chun K. Hong	Chief Executive Officer, President and Chairman of	September 12, 2018
Chun K. Hong	the Board
(Principal Executive Officer)

/s/ Gail M. Sasaki	Vice President, Chief Financial Officer and Secretary	September 12, 2018
Gail M. Sasaki	(Principal Financial Officer and
Principal Accounting Officer)

*	Director	September 12, 2018
Jun S. Cho

*	Director	September 12, 2018
Kiho Choi

*	Director	September 12, 2018
Blake A. Welcher

*By /s/ Gail M. Sasaki		September 12, 2018
Gail M. Sasaki, Attorney-in-fact

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